Exhibit 99.1

Rock Energy Resources Provides Month-End Update for Gold Mining Operations in Colorado

HOUSTON--(BUSINESS WIRE)--

Rock Energy Resources, Inc. (OTCQB: RCKE.PK - News) today provided its monthly update on mining and related matters to the Company.

Milling Operations and Sales: Following extensive testing and fine tuning of the 3-5 ton per day initial mill at Red Arrow, 40 tons of ore were milled over 20 days with yields continuing to exceed 1 ounce per ton. In addition to gold concentrate, multiple nuggets of up to ¼ of an inch were recovered during the process.

Initial Sales of bullion products are expected to commence prior to the end of April 2012.

All recently hired miners have successfully completed their MSHA safety training and are now working full time at the mine and on the mill. Work on extension of the mine entrance along with deployment of new equipment at the mine is proceeding as planned.

Procurement and construction work on the larger 200 ton per day mill is expected to be completed by early April as some of the key components arrived a few weeks later than expected, but are now on location.

Resource Activities: We have begun the initial phase of identifying the resource opportunity and developing a drilling program. The company is working with experts to help with this key element for future reserves and development of those resources.

Land Activities: Over the past several months, the Company has been expanding its holdings in the area and now holds approximately 790 acres of fee leases, minerals and land claims.

Audit Update: 10K's for 2009, 2010 and 2011 have been filed and 2011 Q's will be filed Friday March 30th, 2012.

Working Capital: Since closing its $25 million facility with Maximilian Investors, the Company has drawn $3.8 million. Of this amount, $2.34 million has been spent or committed for activities through March 2012. Of this amount, $997,000 was allocated to the retirement of prior secured debt of Red Arrow Gold Corporation. In addition, sales of gold bullion products are expected to start prior to the end of April providing further cash working capital to the Company.

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information, including statements as to the Company’s future financial or operating performance, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company's projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company's projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:

Rock Energy Resources, Inc.
Managing Member American Patriot Gold
Rocky V Emery, 832-301-5968
Cell: 832-691-7991
Chairman & CEO
Remery@americanpatriotgold.com
www.americanpatriotgold.com